Exhibit 99.1

Solo Brands, Inc. Appeals NYSE Delisting Determination

Grapevine, Texas, May 6, 2025: Solo Brands, Inc. (NYSE: DTC; OTC: DTCB) (“Solo Brands” or “the Company”) a leading portfolio of lifestyle brands (Solo Stove, Chubbies, Isle and Oru) that are redefining the outdoor and apparel industries, today announced that it has formally appealed the determination of the staff of NYSE Regulation to commence proceedings to delist the Company’s Class A common stock from the New York Stock Exchange (“NYSE”).

As previously announced, on April 22, 2025, the staff of NYSE Regulation determined that the Company’s Class A common stock was no longer suitable for listing based on “abnormally low” price levels pursuant to Section 802.01D of the Listed Company Manual and immediately halted trading of the Company’s Class A common stock. As a result, the Class A common stock is currently being quoted on the OTC Pink Market under the symbol “DTCB”.

The Company is appealing the determination of the staff of the NYSE Regulation and, if the Company is successful in its appeal, NYSE may resume trading of the Class A common stock. During the appeal period, the Class A common stock will remain listed on the NYSE, though trading on the NYSE will continue to be suspended.

“We believe that the current trading price and market capitalization of Solo Brands does not reflect the value of the Company, and as a result, we have decided to appeal the decision of the staff of NYSE Regulation. While there can be no assurance regarding the outcome of the appeal, we remain committed to our efforts to restore compliance with NYSE listing standards as we execute our action plans, which include a reverse stock split,” said John Larson, Solo Brands Interim President and Chief Executive Officer.

During the appeal period, the Company intends to continue to operate in compliance with public company SEC regulations and other NYSE listing requirements.

About Solo Brands, Inc.

Solo Brands, headquartered in Grapevine, TX, is a leading omnichannel lifestyle brand company. Leveraging e-commerce, strategic retail relationships and physical retail stores, Solo Brands offers innovative products to consumers through five lifestyle brands – Solo Stove and TerraFlame, known for firepits, stoves, and accessories; Chubbies, a premium casual apparel and activewear brand; ISLE, maker of inflatable and hard paddle boards and accessories; and Oru Kayak, innovator of origami folding kayaks.

Contacts:
Mark Anderson, Senior Director of Treasury & Investor Relations
Investors@solobrands.com

Three Part Advisors, LLC
Sandy Martin: smartin@threepa.com, 214-616-2207
Steven Hooser: shooser@threepa.com, 214-872-2710

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the outcome of our appeal of the NYSE determination to commence proceedings to delist our Class A common stock, continued quoting of our Class A common stock on the Pink Market, future financial position, turnaround efforts, strategic transformation goals, future growth and shareholder value, our ability to continue as a going concern, our plans and strategy to improve our liquidity, the expected benefits of operational improvements and restructuring efforts, and seasonal trends. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “guidance,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These statements are neither promises nor guarantees, and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: failure to regain compliance with the continued listing requirements of the NYSE, upon appeal or otherwise, or any future failure to meet such requirements; the impacts of the trading halt of our Class A common stock from the NYSE and quotation on the OTC Pink Market; our ability to continue as a going concern; our ability to realize expected benefits from our strategic plans, our ability to implement any restructuring and cost-reduction efforts; our limited liquidity; our ability to mitigate the impact of new and increased tariffs and similar restrictions on our business; our reliance on third-party manufacturers, which operate mostly outside of the U.S., and problems with, or the loss of, our suppliers or an inability to obtain raw materials; our dependence on cash generated from operations to support our business and our growth initiatives; the limits placed by our indebtedness to invest in the ongoing needs of our business; our ability to maintain and strengthen our brand to generate and maintain ongoing demand for our products; our ability to design, develop and introduce new products; our ability to manage our future growth effectively; our ability to expand into additional markets; our ability to maintain and strengthen our brand to generate and maintain ongoing demand for our products; risks associated with our international operations; our inability to sustain historic growth rates; our ability to cost-effectively attract new customers and retain our existing customers; the highly competitive market in which we operate; our failure to maintain product quality and product performance at an acceptable cost; the impact of product liability and warranty claims and product recalls; business interruptions resulting from fluctuations in the price of our Class A common stock; geopolitical actions, natural disasters, or pandemics; and the ability of our largest stockholders to influence corporate matters. These and other important factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2024, and any subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, or other filings we make with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Forward-looking statements speak only as of the date the statements are made and are based on information available to Solo Brands at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.